Exhibit 10.6

FUND OF FUNDS INVESTMENT AGREEMENT

This FUND OF FUNDS INVESTMENT AGREEMENT (the “Agreement”), dated as of June 30, 2022, is between Cliffwater Corporate Lending Fund, a Delaware statutory trust (the “Acquiring Fund”), Sixth Street Lending Partners, a Delaware statutory trust (the “Acquired Fund” and, together with the Acquiring Fund, the “Funds”).

WHEREAS, the Acquiring Fund is a closed-end management investment company that is registered with the U.S. Securities and Exchange Commission under the Investment Company Act of 1940 (the “1940 Act”);

WHEREAS, the Acquired Fund is a closed-end management investment company that has elected to be regulated as a business development company under the 1940 Act;

WHEREAS, Sections 12(d)(1) and 60 of the 1940 Act generally limit the ability of a registered investment company or business development company to invest in shares of another registered investment company or business development company;

WHEREAS, Rule 12d1-4 under the 1940 Act generally permits a registered investment company or business development company to invest in shares of another registered investment company or business development company in excess of the limitations under Sections 12(d)(1) and 60 subject to certain terms and conditions; and

WHEREAS, the Acquiring Fund, from time to time, may wish to acquire shares of the Acquired Fund in excess of the limitations under Sections 12(d)(1) and 60 in reliance on Rule 12d1-4.

NOW, THEREFORE, in consideration of the potential benefits to the Funds arising out of the investment by the Acquiring Fund in the Acquired Fund, the Funds agree as follows:

1.	Representations and Obligations of the Acquired Fund

The Acquired Fund agrees to:

(a) comply with the terms and conditions of Rule 12d1-4 and this Agreement;

(b) promptly notify the Acquiring Fund if the Acquired Fund fails to comply with the terms and conditions of Rule 12d1-4 or this Agreement;

(c) adopt policies and procedures reasonably designed to prevent violations of Rule 12d1-4; and

(d) provide, subject to applicable law, the Acquiring Fund and its investment adviser (and, if applicable, subadviser) with information reasonably requested by the Acquiring Fund and its investment adviser (and, if applicable, subadviser) to comply with the terms and conditions of Rule 12d1-4, including information on the fees and expenses of the Acquired Fund.

2.	Representations and Obligations of the Acquiring Fund

The Acquiring Fund agrees to:

(a) comply with the terms and conditions of Rule 12d1-4 and this Agreement;

(b) promptly notify the Acquired Fund if the Acquiring Fund fails to comply with the terms and conditions of Rule 12d1-4 or this Agreement; and

(c) adopt policies and procedures reasonably designed to prevent violations of Rule 12d1-4.

3.	Condition to Initial Purchase in Reliance on Rule 12d1-4

The Acquiring Fund and the Acquired Fund agree that, prior to the initial acquisition by the Acquiring Fund of shares of the Acquired Fund in reliance on Rule 12d1-4, the investment adviser (or, if applicable, subadviser) to each of the Acquiring Fund and the Acquired Fund must make in writing the findings required by Rule 12d1-4.

4.	Indemnification

(a) The Acquiring Fund agrees to hold harmless, indemnify and defend the Acquired Fund, including any principals, directors or trustees, officers, employees and agents (“Acquired Fund Agents”), against and from any and all losses, costs, expenses or liabilities incurred by or claims or actions (“Claims”) asserted against the Acquired Fund, including any Acquired Fund Agents, to the extent such Claims result from: (i) a violation of any provision of this Agreement or (ii) a violation of the terms and conditions of Rule 12d1-4, in each case by the Acquiring Fund, its principals, directors or trustees, officers, employees, agents, advisers or if applicable, subadvisers.

(b) The Acquired Fund agrees to hold harmless, indemnify and defend the Acquiring Fund, including any principals, directors or trustees, officers, employees and agents (“Acquiring Fund Agents”), against and from any and all Claims asserted against the Acquiring Fund, including any Acquiring Fund Agents, to the extent such Claims result from: (i) a violation of any provision of this Agreement or (ii) a violation of the terms and conditions of Rule 12d1-4, in each case by the Acquired Fund, its principals, directors or trustees, officers, employees, agents, advisers or if applicable, subadvisers.

(c) Any indemnification pursuant to this Section shall include any reasonable counsel fees and expenses incurred in connection with investigating and/or defending the applicable Claims. This Section shall survive any termination of this Agreement.

5.	Voting Waiver Arrangement

In the event the Acquiring Fund owns, controls or holds the power to vote 5% or more of the outstanding shares of the Acquired Fund, the Acquiring Fund hereby foregoes and waives any “voting rights” it has in respect of its shares of the Acquired Fund to the extent that the “voting rights” of the Acquiring Fund equal or exceed 5% of the “voting rights” of the shareholders of the Acquired Fund, and the Acquiring Fund and the Acquired Fund hereby agree that such portion of the shares of the Acquiring Fund subject to such waiver shall automatically, and without any further action required by either party, be deemed a non-voting interest. For purposes of this Agreement, “voting rights” shall be rights deemed to be the equivalent to the right to vote for the election or removal of a director under applicable interpretations of the term “voting security” under the 1940 Act by the Securities and Exchange Commission or its staff, but for the avoidance of doubt, matters that are presented to the Acquiring Fund in connection with voting and consent rights afforded to the shareholders of the Acquired Fund under the operative documents of the Acquired Fund that do not constitute “voting rights” under the 1940 Act, shall not be subject to the provisions of this paragraph.

6.	Notices

Except as otherwise noted, all notices, including all information that either party is required to provide under the terms of this Agreement, shall be in writing and shall be delivered to the contact identified below (which may be changed from time to time upon written notice to the other party) by (i) Federal Express or other comparable overnight courier; (ii) registered or certified mail, postage prepaid, return receipt requested; (iii) facsimile with confirmation during normal business hours; or (iv) e-mail (to all parties set forth below). All notices, demands or requests so given will be deemed given when actually received.

If to the Acquiring Fund:

Cliffwater Corporate Lending Fund

c/o Cliffwater LLC

4640 Admiralty Way, 11th Floor

Marina del Rey, CA 90292

Attn: General Counsel

Tel: 310-448-5000

Fax: 310-448-5001

Email: legal@cliffwater.com

If to the Acquired Fund:

Sixth Street Lending Partners

2100 McKinney Avenue, Suite 1500

Dallas, TX 75201

Attn: Joshua Peck

Tel: (469) 621-3001

Email: JPeck@sixthstreet.com

Simpson Thacher & Bartlett LLP

900 G Street, N.W.

Washington, D.C. 20001

Attn: Steven Grigoriou

Tel: (202) 636-5592

Email: steven.grigoriou@stblaw.com

7.	Termination and Governing Law

(a) This Agreement will continue until terminated in writing by either party upon 60 days’ notice to the other party. Upon termination of this Agreement, to the extent necessary to comply with Section 12(d)(1) of the 1940 Act and Rule 12d1-4, the Acquired Fund shall not call capital from any remaining unpaid capital commitment to the Acquired Fund pursuant to the Subscription Agreement between the Funds if such capital call will cause the Acquiring Fund to own more than 3% of the Acquired Fund’s outstanding voting securities or if the Acquiring Fund owns more than 3% of the Acquired Fund’s outstanding voting securities.

(b) This Agreement will be governed by laws of New York without regard to choice of law principles.

8.	Miscellaneous

(a) This Agreement may not be assigned by either party without the prior written consent of the other. In the event either party assigns this Agreement to a third party as provided in this Section, such third party shall be bound by the terms and conditions of this Agreement applicable to the assigning party. Any assignment in contravention of this Section shall be null and void.

(b) Except as expressly set forth herein, nothing in this Agreement shall confer any rights upon any person or entity other than the parties hereto and their respective successors and permitted assigns.

(c) No amendment, modification, or supplement of any provision of this Agreement will be valid or effective unless made in writing in the manner provided by Section 5 and signed by a duly authorized representative of each party.

(d) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. This Agreement shall become binding when any two or more counterparts thereof, individually or taken together, bear the signatures of both parties hereto. For purposes hereof, a facsimile copy of this Agreement, including the signature pages hereto, shall be deemed an original.

(e) If any provision of this Agreement is determined to be invalid, illegal or unenforceable, the remaining provisions of this Agreement remain in full force and effect, if the essential terms and conditions of this Agreement for both parties remain valid, legal and enforceable.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

CLIFFWATER CORPORATE LENDING FUND

/s/ Stephen L. Nesbitt
Print Name: Stephen L. Nesbitt
Title: President

SIXTH STREET LENDING PARTNERS

/s/ Joshua Peck
Print Name: Joshua Peck
Title: Vice President

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